Exhibit 99.1

NEWS RELEASE

CONTACT: Sara Grootwassink		6110 Executive Blvd., Suite 800 Rockville, Maryland 20852
Chief Financial Officer		Tel 301-984-9400
Direct Dial: 301-255-0820		Fax 301-984-9610
E-Mail: sgrootwassink@writ.com		www.writ.com

Newspaper Quote: WRIT

Page 1 of 6	FOR IMMEDIATE RELEASE	July 20, 2005

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES RESULTS FOR

THE QUARTER ENDED JUNE 30, 2005

Washington Real Estate Investment Trust (WRIT) reported the following results today:

	For the three months Ended June 30,		For the six months Ended June 30,
	2005	2004	2005	2004
Net Income Per Share - Diluted	$0.26	$0.26	$1.26	$0.54
Funds from Operations (“FFO”) Per Share	$0.51	$0.51	$1.00	$1.01

•	Second quarter 2005 Net Income per fully diluted share was $0.26, unchanged from the second quarter of 2004. Net income per fully diluted share was $1.26 compared to $0.54 for the six months ended June 30, 2005 and 2004, respectively. This increase was due to the $32.1 million gain on the sale of three properties in February 2005 and recognition of the $1.9 million previously deferred gain from a property sale in November, 2004.

•	Funds from Operations (“FFO”) per fully diluted share, a non-GAAP financial measure, for the second quarter 2005 was $0.51, unchanged from the second quarter of 2004. FFO per fully diluted share for the six months ended June 30, 2005 was $1.00, compared to $1.01 per fully diluted share for the six months ended June 30, 2004.

A reconciliation of net income to funds from operations is provided on the attached income statement.

“In the second quarter, we increased our quarterly dividend to $0.4025 per share, making our 35th consecutive year of dividend increases,” stated Edmund B. Cronin, Jr. “Our portfolio continues to perform well with the exception of office, however, activity in that sector is increasing significantly.”

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 67 properties consisting of 12 retail centers, 27 office properties, 19 industrial properties and 9 multifamily properties.

WRIT’s dividends have increased every year for 35 consecutive years. WRIT’s FFO per share has increased every year for 32 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2004 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2005	2004	2005	2004
Revenue
Real estate rental revenue	$46,609	$42,623	$91,996	$84,888
Other income	207	115	321	180

	46,816	42,738	92,317	85,068

Expenses
Real estate expenses	(13,986)	(12,604)	(28,192)	(25,245)
Interest expense	(9,283)	(8,614)	(17,870)	(17,189)
Depreciation and amortization	(12,967)	(9,650)	(23,531)	(19,075)
General and administrative	(2,092)	(1,727)	(4,325)	(2,956)

	(38,328)	(32,595)	(73,918)	(64,465)

Other income from property settlement	504	—	504	—

Income from continuing operations	8,992	10,143	18,903	20,603

Discontinued operations:
Income from operations of properties sold or held for sale	—	939	234	1,781
Gain on property disposed	1,883	—	33,973	—

Net Income	$10,875	$11,082	$53,110	$22,384

Income from continuing operations	$8,992	$10,143	$18,903	$20,603
Other income from property settlement	(504)	—	(504)	—
Continuing operations real estate depreciation and amortization	12,967	9,650	23,531	19,075

Funds from continuing operations	$21,455	$19,793	$41,930	$39,678

Income from discontinued operations before gain on disposal	—	939	$234	$1,781
Discontinued operations real estate depreciation and amortization	—	470	—	918

Funds from discontinued operations	—	1,409	$234	$2,699

Funds from operations(1)	$21,455	$21,202	$42,164	$42,377

Tenant improvements (3)	(2,063)	(2,022)	(3,868)	(4,814)
External and internal leasing commissions capitalized	(1,094)	(623)	(2,157)	(1,257)
Recurring capital improvements	(2,360)	(2,357)	(4,551)	(3,785)
Straight-line rents, net	(661)	(521)	(1,358)	(1,085)
Rent abatement amortization	(892)	277	(556)	577
Non real estate depreciation & amortization	428	426	835	874
Amortization of lease intangibles	(33)	(7)	17	(72)
Amortization of restricted share compensation	467	—	467	—
Other	301	—	301	—

Funds Available for Distribution(2)	$15,548	$16,375	$31,294	$32,815

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

		Three Months Ended June 30,		Six Months Ended June 30,
Per Share Data		2005	2004	2005	2004
Income from continuing operations	(Basic)	$0.21	$0.24	$0.45	$0.50
	(Diluted)	$0.21	$0.24	$0.45	$0.49

Net income	(Basic)	$0.26	$0.27	$1.27	$0.54
	(Diluted)	$0.26	$0.26	$1.26	$0.54

Funds from continuing operations	(Basic)	$0.51	$0.48	$1.00	$0.95
	(Diluted)	$0.51	$0.47	$1.00	$0.95

Funds from operations	(Basic)	$0.51	$0.51	$1.01	$1.02
	(Diluted)	$0.51	$0.51	$1.00	$1.01

Dividends paid		$0.4025	$0.3925	$0.7950	$0.7650

Weighted average shares outstanding		41,932	41,638	41,899	41,605
Fully diluted weighted average shares outstanding		42,059	41,838	42,023	41,831

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization and (4) non-cash rent abatement amortization, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
(3)	Tenant improvements for the six months ended June 30, 2004 include payments to one tenant of $1.1 million.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2005	December 31, 2004
Assets
Land	$219,492	$205,590
Income producing property	953,084	899,004
Accumulated depreciation and amortization	(220,607)	(201,758)

Net income producing property	951,969	902,836
Development in progress	17,427	12,281

Total investment in real estate, net	969,396	915,117
Investment in real estate held for sale, net	—	34,158
Cash and cash equivalents	18,673	5,562
Restricted cash	4,261	388
Rents and other receivables, net of allowance for doubtful accounts of 2,868 and 2,605, respectively	22,553	21,423
Prepaid expenses and other assets	34,165	35,066
Other assets related to properties held for sale	—	679

Total Assets	$1,049,048	$1,012,393

Liabilities
Accounts payable and other liabilities	$30,140	$22,586
Advance rents	5,179	5,108
Tenant security deposits	6,305	5,784
Other liabilities related to properties held for sale	—	848
Mortgage notes payable	196,960	173,429
Lines of credit/short-term note payable	—	117,000
Notes payable	420,000	320,000

Total Liabilities	658,584	644,755

Minority interest	1,646	1,629

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 42,123 and 42,000 shares issued and outstanding, respectively	421	420
Additional paid-in capital	407,572	405,030
Distributions in excess of net income	(15,878)	(35,545)
Less: Deferred compensation on restricted shares	(3,297)	(3,896)

Total Shareholders’ Equity	388,818	366,009

Total Liabilities and Shareholders’ Equity	$1,049,048	$1,012,393

(1)	Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio(1) and All Properties

	Core Portfolio		All Properties
Sector	2nd QTR 2005	2nd QTR 2004	2nd QTR 2005	2nd QTR 2004
Multifamily	93.7%	90.4%	93.7%	90.4%
Office Buildings	89.6%	90.6%	89.8%	88.9%
Retail Centers	96.7%	94.6%	97.2%	94.6%
Industrial/Flex Centers	92.1%	92.6%	92.9%	92.6%

Overall Portfolio	91.7%	91.4%	92.0%	90.3%

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q2 2005 and Q2 2004, core portfolio properties exclude Shady Grove Medical Village II, 8301 Arlington Boulevard, Dulles Business Park, Frederick Crossing, 8230 Boone Boulevard, Tycon Plaza II, Tycon Plaza III, 7700 Leesburg Pike, and DBP Coleman Building.

2005 Acquisition Summary

	Acquisition Date	Square Feet	Leased Percentage at Acquisition	June 30, 2005 Leased Percentage	Investment
Frederick Crossing Shopping Center, Frederick, MD	03/23/05	294,724	100%	100%	$45,100
Coleman Building, Chantilly, VA	04/08/05	59,767	64%	83%	$8,800

Total					$53,900

2005 Disposition Summary

	Disposition Date	Property Type	Square Feet	Sale Price (in thousands)	GAAP Gain
7700 Leesburg Pike	02/01/05	Office	147,000	$20,150	$8,527
Tycon Plaza II	02/01/05	Office	127,000	$19,400	$8,867
Tycon Plaza III	02/01/05	Office	137,000	$27,950	$14,696
Boone Blvd	11/15/04	Office	58,000	$10,000	$1,883	*

Total			469,000	$77,500	$33,973

*	Reflects the recognition of deferred gain in conjunction with property disposal in November 2004.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 2nd Quarter on Thursday, July 21, 2005 at 3:00 PM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Conference ID:	7251508

The instant replay of the Conference Call will be available until August 4, 2005 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Conference ID:	7251508

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.